Exhibit 23.6

January 26, 2022

JHD Technologies Limited

c/o JHD Holdings Limited

Unit 06, 12/F

No. 555 Haiyang West Road

Pudong, Shanghai

PRC

Re: Consent of DaHui Lawyers

Ladies and Gentlemen,

We, DaHui Lawyers, are the “PRC counsel” referenced in the Form S-4 of JHD Technologies Limited, as filed with the United States Securities and Exchange Commission on January 26, 2022 (the “Registration Statement”). We hereby consent to such references being used in the Registration Statement, and we further hereby consent to the filing of this consent as an exhibit to the Registration Statement with the United States Securities and Exchange Commission.

For and on behalf of

DaHui Lawyers

By:	/s/ Gary Li
Name:	Gary Li
Title:	Partner